EXHIBIT 99.77C

Social Awareness Fund

Lincoln National Social Awareness Fund, Inc., shareholders voted on the following proposals at the special meeting of shareholders on December 9, 2002, or as adjourned. The resulting votes are presented below.

1. To elect five Directors of the Fund to hold office until their respective successors have been duly elected and qualified or until their earlier resignation or removal.

                               Outstanding    Total    Percent Percent  Percent
                                  Shares      Voted      For   Withhold Abstain
                                  ------      -----      ---   ----------------
John B. Borsch, Jr.             44,435,092  43,772,506  91.86%    6.65%   0.00%
Kelly D Clevenger               44,435,092  43,772,506  91.89%    6.62%   0.00%
Nancy L. Frisby                 44,435,092  43,772,506  92.01%    6.50%   0.00%
Barbara S. Kowalczyk            44,435,092  43,772,506  91.81%    6.70%   0.00%
Kenneth G. Stella               44,435,092  43,772,506  91.81%    6.70%   0.00%

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                                                                                      Outstanding   Total   Percent Percent  Percent
                                                                                         Shares     Voted     For   Against  Abstain
                                                                                         ------     -----     ---   -------  -------
2. To approve a reorganization to change Fund from a Maryland corporation to a
    series of a Delaware business trust.                                               44,435,092 43,772,506 84.67%    9.23%   4.61%
3. To approve a proposal that would permit the Fund to enter into or materially change
    sub-advisory agreements with sub-advisers without obtaining stockholder approval.  44,435,092 43,772,506 80.11%   13.89%   4.51%
4.  To approve a new investment management agreement between the Fund and their
     current investment adviser, Delaware Management Company, a series of Delaware     44,435,092 43,772,506 84.66%    9.14%   4.71%
     Management Business Trust.
5. To approve the amendment of certain Fundamental Investment Restrictions.
    5A) Amendment to Fundamental Restrictions on Concentration of Investments in
           the Same Industry.                                                          44,435,092 43,772,506 82.93%    9.32%   6.26%
    5B) Amendment to Fundamental Restrictions on Borrowing Money and Issuing
           Senior Securities.                                                          44,435,092 43,772,506 82.55%    9.66%   6.30%
    5C) Amendment to Fundamental Restrictions on Underwriting.                         44,435,092 43,772,506 82.79%    9.44%   6.28%
    5D) Amendment to Fundamental Restrictions on Investments in Real Estate.           44,435,092 43,772,506 82.94%    9.35%   6.22%
    5E) Amendment to Fundamental Restrictions on Investments in Commodities or
           Commodity Issues.                                                           44,435,092 43,772,506 82.51%    9.71%   6.29%
    5F) Amendment to Fundamental Restrictions on Lending.                              44,435,092 43,772,506 82.59%    9.57%   6.35%
    5G) Amendment to Fundamental Restrictions on Diversification.                      44,435,092 43,772,506 82.91%    9.36%   6.24%
6. To approve the elimination of certain Fundamental Investment Restrictions.
    6A) Elimination of Fundamental Restrictions on Investments in Other Investment
           Companies.                                                                  44,435,092 43,772,506 79.91%   12.63%   5.97%
    6B) Elimination of Fundamental Restrictions on Selling Securities Short.           44,435,092 43,772,506 79.58%   12.80%   6.13%
    6C) Elimination of Fundamental Restrictions on Margin Transactions                 44,435,092 43,772,506 79.30%   13.03%   6.18%
    6D) Elimination of Fundamental Restrictions on Pledging Fund Assets.               44,435,092 43,772,506 79.30%   12.94%   6.27%
    6E) Elimination of Fundamental Restrictions on Illiquid and Restricted Securities. 44,435,092 43,772,506 79.49%   12.90%   6.12%
    6F) Elimination of Fundamental Restrictions on Purchase of Put and Call Options.   44,435,092 43,772,506 79.56%   12.85%   6.10%
    6G) Elimination of Fundamental Restrictions on Investments in Companies for the
           Purpose of Acquiring Control.                                               44,435,092 43,772,506 79.98%   12.61%   5.92%
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